Exhibit 99.2

Unaudited Condensed Consolidated Financial Statements

Cheney Brothers, Inc. and Subsidiaries

As of and For the Three Months Ended August 31, 2024

Cheney Brothers, Inc. AND SUBSIDIARIES

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEET

As of August 31, 2024

($ Amounts in Thousands)

08/31/24
ASSETS
Cash	$289
Accounts receivable, net of allowance for credit losses of $6,200	158,724
Other receivables, net of allowance for credit losses of $1,074	18,725
Inventories, net	246,230
Prepaid expenses	13,276
TOTAL CURRENT ASSETS	437,244

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $218,563	494,846

OTHER NONCURRENT ASSETS
Goodwill	8,011
Other intangibles, net of accumulated amortization of $10,298	4,723
Interest rate swap agreements	15,300
Operating lease right-of-use assets, net	3,945
Other	9,083
41,062

$973,152

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Outstanding checks in excess of deposits	$30,397
Current portion of long-term debt	40,319
Accounts payable	128,315
Current portion of operating lease liabilities	1,110
Accrued wages	21,621
Accrued expenses	32,524
Income taxes payable	3,546
TOTAL CURRENT LIABILITIES	257,832

DEFERRED INCOME TAXES	27,032
DEFERRED INCOME	558
LONG-TERM OPERATING LEASE LIABILITIES	2,835
LONG-TERM DEBT, net of current portion and unamortized loan costs	299,213
TOTAL LIABILITIES	587,470
COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS' EQUITY
Preferred Stock; 15,000 shares authorized; none issued	-
Series A Convertible Preferred Stock; $0.01 par; 10,000 shares authorized;
5,274 shares issued and outstanding	142,286
Common stock; $1 par; 50,000 shares authorized;
9,796 shares issued and outstanding	10
Additional paid-in capital	258
Retained earnings	231,728
Accumulated other comprehensive income	11,400
385,682

$973,152

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Cheney Brothers, Inc. AND SUBSIDIARIES

CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF INCOME

For the three months ended August 31, 2024

($ Amounts in Thousands)

08/31/24

NET SALES	$818,457

COST OF SALES	673,486

GROSS PROFIT	144,971

OPERATING EXPENSES
Selling	31,765
Delivery and warehouse	63,849
Office and general	31,246
TOTAL OPERATING EXPENSES	126,860

INCOME FROM OPERATIONS	18,111

OTHER INCOME (EXPENSE)
Interest expense, net of interest income of $13	(3,221)
Other income	254
OTHER INCOME (EXPENSE), NET	(2,967)

INCOME BEFORE INCOME TAX EXPENSE	15,144

INCOME TAX EXPENSE, net	(3,900)

NET INCOME	$11,244

See notes to condensed consolidated financial statements

Cheney Brothers, Inc. AND SUBSIDIARIES

CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF COMPREHENSIVE INCOME

For the three months ended August 31, 2024

($ Amounts in Thousands)

08/31/24

NET INCOME	$11,244

Other comprehensive income
Unrealized loss on interest rate swap agreements,
net of tax of $500	(1,400)

TOTAL COMPREHENSIVE INCOME	$9,844

See notes to condensed consolidated financial statements

Cheney Brothers, Inc. AND SUBSIDIARIES

CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF STOCKHOLDERS’ EQUITY

For the three months ended August 31, 2024

($ Amounts in Thousands)

							Accumulated
	Series A Convertible		Common		Additional		Other
	Preferred Stock		Stock		Paid-In	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Total

Balance at May 31, 2024	5,274	$142,286	9,796	$10	$258	$220,484	$12,800	$375,838

Net income	-	-	-	-	-	11,244	-	11,244

Unrealized loss on interest
rate swap agreements, net of tax	-	-	-	-	-	-	(1,400)	(1,400)

Balance at August 31, 2024	5,274	$142,286	9,796	$10	$258	$231,728	$11,400	$385,682

See notes to condensed consolidated financial statements

Cheney Brothers, Inc. AND SUBSIDIARIES

CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF CASH FLOWS

August 31, 2024

($ Amounts in Thousands)

08/31/24
OPERATING ACTIVITIES
Net income	$11,244
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	14,837
Non-cash lease expense	486
Loss on sale of property and equipment	41
Provision for credit losses	(728)
Deferred income tax provision	0
Change in operating assets and liabilities:
Increase in accounts receivable	(2,155)
Decrease in other receivables	1,779
Decrease in inventories	10,945
Increase in prepaid expenses	(3,276)
(Increase) in other noncurrent assets	(758)
(Decrease) in accounts payable	(12,834)
Increase in accrued wages	5,386
(Decrease) in accrued expenses	(7,379)
Decrease in operating lease liabilities	(486)
Increase in income taxes payable	3,545
Decrease in deferred income	(25)
NET CASH PROVIDED BY OPERATING ACTIVITIES	20,622

INVESTING ACTIVITIES
Capital expenditures	(10,871)
NET CASH USED IN INVESTING ACTIVITIES	(10,871)

FINANCING ACTIVITIES
Borrowings (repayment) on line of credit, net	(20,325)
Increase in outstanding checks in excess of deposits	19,028
Borrowings on long-term debt	1,805
Repayments on long-term debt	(10,303)
NET CASH USED IN FINANCING ACTIVITIES	(9,795)

NET DECREASE IN CASH	(44)

CASH, BEGINNING OF PERIOD	333

CASH, END OF PERIOD	$289

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for interest	$3,144

Cash paid during the period for income taxes	$0

See notes to condensed consolidated financial statements

Cheney Brothers, Inc. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

August 31, 2024

($ Amounts in Thousands)

NOTE 1 – SUMMARY OF BUSINESS ACTIVITIES

Business: Cheney Brothers, Inc (the “Company”) is a marketer and distributor of food and food service products. The Company is incorporated in the State of Florida and has been operating primarily in Florida, North and South Carolina, and to a lesser degree other states in the southeast and internationally since 1928. The Company primarily provides its products to restaurants, hotels and other institutions.

Acquisition of the Company: On August 13, 2024, the owners of the Company entered into a Purchase Agreement under which Performance Food Group will acquire 100% of the outstanding shares of the Company. The agreement received all necessary regulatory approval and was subsequently closed on October 8, 2024.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying consolidated financial statements include the accounts of Cheney Brothers, Inc. and its wholly-owned subsidiaries, Cheney OFS, Inc. (“OFS”), a Florida corporation, Coast to Coast Importing, LLC (“Coast to Coast”), a Florida limited liability company, GWB, LLC (“GWB”), a Florida limited liability company, Belgium Butter, Nut & Candy, LLC (“Belgium”), a Florida limited liability company, Blue Reef Fish Company, LLC (“Blue Fish”), a Florida limited liability company, Meat and Seafood Solutions, LLC (“Meat & Seafood”), a North Carolina limited liability company, Cheney Properties, LLC (“Properties”), a Florida limited liability company, Coast to Coast Cold Storage, LLC (“Cold Storage”), a Florida limited liability company, CDL Right Now!, LLC (“CDL”), a Florida limited liability company, and Coast to Coast Express Aviation, LLC (“Aviation”), a Florida limited liability company. Intercompany transactions and balances have been eliminated in consolidation.

The consolidated financial statements have been prepared by the Company, without audit. The financial statements include a consolidated balance sheet, a consolidated statement of income, a consolidated statement of comprehensive income, a consolidated statement of stockholders’ equity, and a consolidated statement of cash flows. In the opinion of management, all adjustments, which consist of normal recurring adjustments, except as otherwise disclosed, necessary to present fairly the financial position, results of operations, comprehensive income, stockholders’ equity, and cash flows for all periods presented have been made.

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The results of operations are not necessarily indicative of the results to be expected for the full fiscal year. Therefore, these financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended May 31, 2024. Certain footnote disclosures included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted herein pursuant to applicable rules and regulations for interim financial statements.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

Recently Issued Accounting Pronouncements Not Yet Adopted: In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 840) - Improvements to Income Tax Disclosures, which provides guidance regarding disclosures for income tax, specifically effective tax rates and income taxes paid. This ASU will be effective for fiscal years beginning after December 15, 2025. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

NOTE 4 – ALLOWANCE FOR CREDIT LOSSES

A summary of the activity in the allowance for credit losses on trade receivables is as follows:

Aug. 31, 2024
Balance at beginning of year Charged to costs and expenses, net of recoveries Customer accounts written off Balance at end of period	$ 6,900 214 (914) $ 6,200

The Company also keeps an allowance for credit losses on other receivables in the amount of $1,074.

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Major classes of property and equipment, net as of August 31, 2024 are as follows:

Aug. 31, 2024
Land Buildings and improvements Furniture and equipment Computer and warehouse management systems Transportation equipment Right-of-use assets, financing Less accumulated depreciation	$ 17,543 319,785 88,404 75,161 3,300 209,216 713,409 (218,563) $ 494,846

Depreciation expense for the quarter ended August 31, 2024 was $14,461. This includes amortization expense of $7,958 for finance right-of-use assets.

NOTE 6 – LINE OF CREDIT

The Company has a line of credit with a bank secured by the trade accounts receivable and inventory of the Company. The line of credit provides for a maximum borrowing of $300 million based on availability at 62% of eligible Company inventory up to a maximum of $150 million and 85% of eligible accounts receivable. Interest on the line of credit is payable monthly at the average monthly SOFR (Secured Overnight Financing Rate) rate plus 1.35% to 1.95% depending upon the Company’s excess availability. In connection with an amendment to the line of credit, the Company entered into an interest rate swap agreement with the lender which provides that the Company will pay a fixed rate of 1.965% on $45 million of the outstanding line of credit balance through January 13, 2027. The excess availability at August 31, 2024 was $271.7 million. The interest rate was 1.965% at August 31, 2024.

The entire outstanding principal balance on August 31, 2024, of approximately $8 million, is due January 13, 2027. The balances are reported net of unamortized loan costs of $821. The available balance of the line of credit fluctuates during the year as the balance of the Company’s accounts receivable and inventory increases during seasonal peaks of the Company’s market area.

The Company’s outstanding checks in excess of deposits amounting to $30,397 at August 31, 2024 represent the Company’s outstanding checks at a given point in time that are funded by the line of credit on a daily basis.

The loan includes certain financial covenants imposed by the bank.

NOTE 7 – INTEREST RATE SWAP AGREEMENTS

Simultaneously with its line of credit and mortgage loan agreements, the Company entered into Receive-variable/Pay Fixed interest rate swap agreements with various banks as a hedge against future interest rate increases on loans with a notional amount of approximately $154,000. Under the terms of the swaps, the notional amount was equivalent to the outstanding principal balance on the loans and the Company received interest at a variable rate equivalent to the bank's floating market rates. The swap agreements fix the interest rate through maturity of the swap agreements which match the loan maturing dates. The swaps decreased the Company’s exposure to variable interest rates by fixing the interest rate on the various loans.

The swap agreements are reported as an asset at August 31, 2024 on the consolidated balance sheets at their fair value of $15,300, and the unrealized loss, net of income taxes, related to the change in fair value of the interest rate swap agreements of $1,400 is reported as other comprehensive income. The fair value of the interest rate swap agreements was provided by the banks originating the loans which were the counterparty to the agreements, based on their proprietary pricing models using inputs that are derived principally from or corroborated by observable market data. The Company's interest rate swap agreements are measured at fair value on a recurring basis and represent Level 2 on the fair value hierarchy.

NOTE 8 – LONG-TERM DEBT

Long-term debt consists of the following as of August 31, 2024:

Aug. 31, 2024
Mortgage loans, collateralized by substantially all property and equipment of the Company.	$ 169,918
Equipment loans, collateralized by certain warehouse equipment and computer hardware and software. Unsecured loans	13,421 6,385

Total principal, net of unamortized loan costs

Less current portion

Noncurrent portion of long-term debt

Line of credit, net of unamortized loan costs (Note 6)

Long-term debt, net of current portion and unamortized loan costs

189,724 10,219 179,505 7,578 $ 187,083

Lease liabilities for finance ROU assets are not included in the table above and are addressed in Note 11.

Interest expense on long-term liabilities, excluding liabilities for finance ROU assets (see Note 11), was $2,449.

NOTE 9 – INCOME TAX EXPENSE

The Company’s effective tax rate was 26% for the three months ended August 31, 2024. The difference between the provision for income taxes and the amount of income tax expense that would result from applying domestic federal statutory tax rate to pretax income is principally attributable to the following:

Aug. 31, 2024
Federal statutory rate of 21% Effect of state income taxes Other Income tax expense	$ 3,180 664 56 $ 3,900

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigation: The Company is periodically involved in litigation either as a plaintiff or as a defendant. Management believes that there are presently no matters that would have a material effect on the Company’s financial position or results of operations.

Construction Commitment: The Company entered into construction contracts to build a distribution facility in Florence, South Carolina and two production facilities in St Cloud, Florida and Pompano Beach, Florida. The contracts are for approximately $97,000 for the distribution facility and approximately $44,000 combined for the production facilities. Projects are expected to be completed in the next two years. At August 31, 2024, approximately $18,000 and $12,000 have been expended in connection with the distribution facility and production facilities, respectively. These amounts are included in Buildings and improvements in Note 5 – Property and Equipment, Net.

Equipment Commitment: See Note 11 – Leases for information on additional lease commitments entered into by the Company.

NOTE 11 – LEASES

Leases: The Company leases trucks, office space, office equipment, and warehouse equipment. It is determined at inception if the arrangement is a lease. Operating leases are included in operating lease right-of-use “ROU” assets, current operating lease liabilities, and long-term operating lease liabilities on the accompanying condensed consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, and long-term debt on the accompanying condensed consolidated balance sheets.

The Company has leases with remaining lease terms of up to 23 years. As of August 31, 2024, assets recorded under finance leases were $209,216 and accumulated depreciation associated with finance leases was $68,205.

The following table presents the location of the finance right-of-use assets and lease liabilities in the Company’s consolidated balance sheets.

	Condensed Consolidated Balance Sheet Location	Aug. 31, 2024
Finance right-of-use assets	Property and equipment, net	$ 141,011
Current finance lease liabilities	Current portion of long-term debt	30,100
Long-term finance lease liabilities	Long-term debt, net of current portion	112,130

The components of lease expense were as follows:

Aug. 31, 2024
Operating lease cost	$ 486
Finance lease cost
Amortization of right-of-use assets	$ 7,958
Interest on lease liabilities	772
Total finance lease cost	$ 8,730

Other information related to leases was as follows:

Weighted Average Remaining Lease Term

Aug. 31, 2024
Operating leases	11.69 yrs
Finance leases	5.80 yrs

Weighted Average Remaining Discount Rate

Aug. 31, 2024
Operating leases	2.57%
Finance leases	2.16%

Supplemental Cash Flow Information:

Cash paid for amounts included in the measurement of lease liabilities:
Aug. 31, 2024
Operating cash flows from operating leases	$ 486
Finance cash flows from finance leases	7,855

Right-of-use assets obtained in exchange for lease obligations:
Aug. 31, 2024
Operating leases	$ 0
Finance leases	12,146

Future minimum lease payments under non-cancellable leases as of August 31, 2024 were as follows:

Quarter Ending August 31,	Operating Leases	Finance Leases	Total
2025	$ 1,096	$ 24,949	$ 26,045
2026	842	29,612	30,454
2027	698	27,113	27,811
2028	364	22,417	22,781
2029	122	18,659	18,781
Thereafter	2,031	32,243	34,274
Total future minimum lease payments	5,153	154,993	160,146

Less imputed interest	(1,208)	(12,763)	(13,972)
Total	$ 3,945	$ 142,230	$ 146,174

As of August 31, 2024, we have entered into agreements to acquire new leased equipment which will result in additional estimated finance lease payments of $12,660 annually over the life of the leases, between 5 years and 8 years. These leases will commence between fiscal year 2025 and fiscal year 2027.

NOTE 12 – REVENUE

Revenue Recognition: The Company has certain customer contracts in which upfront monies are paid to its customers. These payments are not related to financing of the customer’s business. They are not associated with any distinct good or service to be received from the customer and, therefore, are treated as a reduction of transaction prices. All upfront payments are capitalized and amortized over the life of the contract or the expected life of the relationship with the customer on a straight-line basis. As of August 31, 2024, these contract assets were not significant.

Contract assets represent the Company’s right to consideration based on satisfied performance obligations from contracts with customers. Contract assets consist of accounts receivable which were $164,924 as of August 31, 2024. Contract liabilities represent payments received from customers prior to the satisfaction of the corresponding performance obligations. Contract liabilities are recognized as revenue once the corresponding performance obligations are satisfied based on the contract with the customer. Contract liabilities, which are included in deferred income on the consolidated balance sheet, were $558, at August 31, 2024.

The incremental cost of obtaining a contract with a customer is recorded as deferred costs if the Company expects to recover such costs that the Company would not have incurred if the contract had not been obtained. If the costs would have been incurred regardless of whether the contract was obtained, they are expensed as incurred unless such costs are explicitly chargeable to the customer, whether or not the contract is obtained. The Company did not incur any significant amount of such costs and no amounts have been deferred during the three months ended August 31, 2024.

The Company recognizes consideration received from vendors as a reduction to cost of sales when the services performed in connection with the monies received are completed and when the related product has been sold. In many instances, the vendor consideration is in the form of a specified amount per case or per pound. In these instances, the Company recognizes the vendor consideration as a reduction of cost of sales when the product has sold. As of August 31, 2024, the rebate amounts receivable aggregate $17,246 and are included in other receivables in the accompanying Condensed Consolidated Balance Sheets.

Disaggregation of sales: The below table represents a disaggregation of revenue for the Company’s principal product categories.

Principal product categories	Aug. 31, 2024
Frozen fruits, vegetables, desserts, etc.	$ 185,525
Dry goods	139,341
Refrigerated goods	112,774
Fresh and frozen meat	109,336
Paper and disposables	67,729
Fresh and frozen seafood	56,556
Fresh poultry	51,204
Fresh produce	39,164
Beverage	37,870
Other	18,958

Total sales	$ 818,457